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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            BUSINESS RESOURCE GROUP
                                       AT
                              $9.25 NET PER SHARE
                                       BY
                          BRG ACQUISITION CORPORATION
                               WHICH IS OWNED BY
                                BR HOLDINGS LLC
                                A SUBSIDIARY OF
                          THREE CITIES FUND III, L.P.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON FRIDAY, AUGUST 11, 2000, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated July 14, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which terms and conditions constitute the "Offer Documents") relating to the offer by BRG Acquisition Corporation, a Delaware corporation (the "Purchaser") which is owned by BR Holdings LLC, a subsidiary of Three Cities Fund III, L.P., to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Business Resource Group, a California corporation (the "Company"), at a price of $9.25 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF THOSE SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender, on your behalf, any or all other Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

     1. The Offer Price is $9.25 per Share, net to you in cash, upon the terms and subject to the conditions set forth in the Offer.

     2. The Board of Directors of the Company (with the three directors who will acquire interests in one or both of the purchaser's parents being absent or not voting), based on a recommendation of a special committee
        (1) has approved the Offer and the Merger (as defined below), (2) has determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's shareholders and (3) recommends that the Company's shareholders accept the Offer and tender their Shares in response to the Offer.

     3. The Offer is being made for all outstanding Shares.

     4. If at least 51% of the outstanding Common that the Purchaser and BR Holdings LLC did not own or have agreements to purchase as of July 13, 2000 are properly tendered and not withdrawn, and the Purchaser purchases the tendered Shares, the Purchaser and its shareholder will take all steps in their power

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        (including voting their Shares) to cause the Purchaser to be merged with the Company in a transaction (the "Merger") in which the shareholder of the Purchaser will own all the stock of the corporation which results from the Merger (essentially, the Company), and the other shareholders of the Company will receive the same amount of cash per Share as is paid for Shares tendered in response to the Offer; the Merger may be immediately preceded by the reincorporation of the Company into Delaware. If the Shares which are properly tendered and not withdrawn are less than 51% of the outstanding Shares that the Purchaser and BR Holdings LLC did not own or have agreements to purchase as of July 13, 2000, the Purchaser may not proceed with the purchase of the tendered securities without consent of the Company.

     5. The Offer is conditioned upon, among other things, (1) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (2) the satisfaction or waiver of certain conditions to the obligations of the Purchaser and the Company to consummate the Offer and the transactions contemplated by the Merger Agreement. The Offer is conditioned on, among other things, at least 51% of the Shares not owned by BR Holdings LLC being properly tendered and not withdrawn, and the absence of a material adverse chance since July 7, 2000. The Offer is not conditioned on the Purchaser's obtaining financing.

     6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     7. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on August 11, 2000, unless the Offer is extended in accordance with the terms of the Merger Agreement. The Merger Agreement permits the Purchaser to extend the Offer until up to 60 days after the date of the Offer to Purchase, and after that with the consent of the Company.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of such Shares which we hold, all your Shares which we hold will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of the tendered Shares for payment. Payment for Shares purchased pursuant to the Offer will not be made until American Stock Transfer and Trust Company (the "Depositary") receives (a) Share Certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) after transfer of the Shares into the account maintained by the Depositary at the Depository Trust Company), pursuant to the procedures set forth in Section 9 of the Offer to Purchase,
(b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and
(c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time, depending upon when certificates for or Book Entry Confirmations of transfers into the Depositary's account at the Depositary Trust Company are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance of tendered shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where securities, blue-sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            BUSINESS RESOURCE GROUP

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 14, 2000, and the related Letter of Transmittal, in connection with the offer by BRG Acquisition Corporation, a Delaware corporation (the "Purchaser") which is owned by BR Holdings LLC, a Delaware limited liability company (the "Parent"), a subsidiary of Three Cities Fund III, L.P., a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Business Resource Group, a California corporation, which are not already owned by the Purchaser or the Parent.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all the Shares) which you are holding for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:
_______________________________________

Date: _________________________________


                                                     SIGN HERE

                                  ______________________________________________

                                                   Signature(s)

                                  ______________________________________________

                                                   Print Name(s)

                                  ______________________________________________

                                                 Print Address(es)

                                  ______________________________________________

                                          Area Code and Telephone Numbers


                                  ______________________________________________

                                              Taxpayer Identification
                                            or Social Security Number(s)


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